Exhibit 99.1

June 30, 2015

PHOENIX – Western Alliance Bancorporation (NYSE: WAL) today completed its merger with Bridge Capital Holdings (Nasdaq: BBNK). Bridge Bank, National Association, the operating subsidiary of Bridge Capital Holdings, has been merged with and into Western Alliance Bank, the principal operating subsidiary of Western Alliance Bancorporation. Offices of Bridge Bank will continue to use the Bridge Bank name as a division of Western Alliance Bank.

The combined company has approximately $13 billion in assets and 48 offices, with banking divisions based in California, Arizona and Nevada as well as specialized banking services throughout the U.S.

“We’re delighted Bridge Bank is becoming part of the Western Alliance organization, bringing strong expertise in technology, energy and international banking services to our wide-ranging solutions for business clients,” said Robert Sarver, Chairman and CEO of Western Alliance Bancorporation. “Bridge’s Silicon Valley-centered franchise expands our presence in the vibrant Northern California market, and extends our reach with added lending offices in Massachusetts, Texas and Virginia. Bridge’s enviable core deposit structure also will fuel opportunities for Western Alliance as the bank continues to grow with our customers.”

Dan Myers, in his continuing role as President and CEO of Bridge Bank, commented, “We have found a committed partner in Western Alliance because we share the same vision of providing excellence in value-added banking services to the business community. Now as part of Western Alliance, Bridge Bank will offer clients a broader set of products and larger credit capacity. Our team is very dedicated to the successful integration of our combined banking business.”

In the merger, each share of Bridge Capital Holdings was converted into the right to receive 0.8145 of a share of Western Alliance Bancorporation and $2.39 in cash, valued at $29.89 per share as of today’s closing stock price. Western Alliance is issuing approximately 13.1 million shares to Bridge Capital shareholders to complete the transaction.

About Western Alliance Bancorporation

With more than $13 billion in assets, top-performing Western Alliance Bancorporation (NYSE:WAL) is one of the fastest-growing bank holding companies in the U.S. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior, personalized services and a full spectrum of deposit, lending, treasury management and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada, Bridge Bank, First Independent Bank and Torrey Pines Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equipment Finance, Public Finance, Resort Finance, Technology and Energy Finance, Warehouse Lending, and Alliance Association Bank. For more information visit westernalliancebancorp.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect Western Alliance Bancorporation’s current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from historical results and those expressed in any forward-looking statement. In addition to factors previously disclosed in Western Alliance Bancorporation’s and Bridge Capital Holdings’ reports filed with the SEC, some factors that could cause actual results to differ materially from historical or expected results include: costs or difficulties related to the integration of the business following the merger; failure to realize cost savings and other benefits of the merger; Bridge Bank customer acceptance of Western Alliance Bank’s products and services; changes in general economic conditions, either nationally or locally in the areas in which each company conducts or will conduct its business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.